Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR FISCAL 2017

Fourth Quarter Revenue is $1.26 Billion, Net Income Attributable to Lionsgate Shareholders is $62 Million or Basic EPS of $0.30; Adjusted OIBDA is $163 Million

Full Year Revenue is $3.2 Billion; Net Income Attributable to Lionsgate Shareholders is $15 Million or Basic EPS of $0.09; Adjusted OIBDA is $235 Million

Strong Film Slate Driven by La La Land, John Wick: Chapter Two and Tyler Perry’s Boo! A Madea Halloween

Lionsgate Television Group Posts Record Revenue of $837 Million

SANTA MONICA, CA and VANCOUVER, BC, May 25, 2017 - Lionsgate (NYSE: LGF.A, LGF.B) today reported revenue of $3.2 billion, net income attributable to Lionsgate shareholders of $15 million or basic EPS of $0.09 on 165.0 million weighted average common shares outstanding, adjusted net income attributable to Lionsgate shareholders of $174 million or adjusted basic EPS of $1.06, operating loss of $16 million and adjusted OIBDA of $235 million for fiscal 2017 (year ended March 31, 2017).

“We’re pleased to report our first full quarter of financial results since we brought Starz into the Lionsgate family, and the numbers reflect a great finish to a strong year,” said Lionsgate Chief Executive Officer Jon Feltheimer. “Our film slate ended fiscal 2017 with an impressive box office run, our Television Group turned in another standout performance and Starz had a great year. We couldn’t be more pleased with how successfully we’re integrating them into our operations and, working together, unlocking fresh opportunities.”

The results included $89 million in restructuring and other costs primarily associated with Lionsgate’s December 8, 2016 acquisition and subsequent integration of Starz.

Fourth Quarter Results

For the fourth quarter ended March 31, 2017, the Company reported revenue of $1.26 billion, net income attributable to Lionsgate shareholders of $62 million or basic EPS of $0.30 on 204.4 million weighted average common shares outstanding, adjusted net income attributable to Lionsgate shareholders of $120 million or adjusted basic EPS of $0.59, operating income of $71 million and adjusted OIBDA of $163 million.

With Lionsgate’s acquisition of Starz, fiscal 2017 financial results are not directly comparable to prior reporting periods, so the following quarterly segment results will be discussed on a combined pro forma basis.

Media Networks reported revenues of $370.8 million up from $365.6 million last year on a combined pro forma basis. Segment profits increased a healthy 10.7% in the quarter to $124.8 million as G&A expense controls and the licensing of Black Sails contributed in the quarter. Segment profit margins improved in the quarter to 33.7% from 30.8% on a combined pro forma basis. Starz flagship subscribers ended the fiscal year at 24.2 million, up from 24.0 million in the year ago quarter.

Motion Picture segment revenues in the quarter increased 7.3% on a combined pro forma basis to $654.0 million driven by the global blockbuster La La Land, winner of six Academy Awards®, John Wick: Chapter Two, and The Shack. Segment profit increased to $52.0 million from $2.5 million as higher revenue more than offset direct operating expenses and marketing spend. On a combined pro forma basis segment profit margins increased from 0.4% to 8.0% in the quarter.

Television Production segment financial results in the quarter compared to a record prior year quarter that included the international delivery of four seasons of Orange is the New Black. Revenues for the quarter were $242.6 million on a combined pro forma basis, segment profit decreased to $13.0 million from a record $42.1 million last year and segment profit margins declined from 16.7% to 5.4% in the quarter on a combined pro forma basis.

Lionsgate’s backlog, or already contracted future revenue on the licensing of film and television product not yet recorded, was $1.4 billion at March 31, 2017.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal year 2017 financial results at 5:00 P.M. ET/2:00 P.M. PT this afternoon, May 25. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate corporate website or via http://services.choruscall.com/links/lgf170525ldOgQ2Fz.html. A full replay will become available this afternoon, May 25, by clicking the same link.

ABOUT LIONSGATE

Lionsgate (NYSE: LGF.A, LGF.B) is a vertically integrated next generation global content leader with a diversified presence in motion picture production and distribution, television programming and syndication, premium pay television networks, home entertainment, global distribution and sales, interactive ventures and games and location-based entertainment.

With the acquisition of Starz, Lionsgate adds to its portfolio of businesses the flagship STARZ premium pay network serving 24.2 million subscribers. The combined company will operate five over-the-top (OTT) streaming services and the STARZ app delivering content directly to consumers.

The Company’s feature film business spans eight labels and includes the blockbuster The Hunger Games franchise, the Now You See Me series, the box office smash La La Land, which won six Academy Awards®, the hit franchise sequel John Wick: Chapter Two, double Oscar winner Hacksaw Ridge, Tyler Perry’s Boo! A Madea Halloween, The Shack, Saban’s Power Rangers, CBS Films/Lionsgate’s Hell or High Water, Roadside Attractions' critically-acclaimed Manchester by the Sea, Codeblack Films’ breakout concert film Kevin Hart: Let Me Explain and Pantelion Films’ Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S., and recent breakout hit How To Be A Latin Lover.

One of the largest independent television businesses in the world, Lionsgate’s slate of premium quality series encompasses nearly 90 shows on more than 40 different networks. These include the ground-breaking Orange is the New Black, the fan favorite Nashville, the syndication success The Wendy Williams Show, the hit drama The Royals, the acclaimed Casual, the breakout success Greenleaf, the network reality shows Kicking & Screaming and the eagerly-anticipated Candy Crush, and hit STARZ series including Outlander, Black Sails, Survivor’s Remorse and Power, the second highest-rated premium pay television series of 2016.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rates. Lionsgate handles a prestigious and prolific library of more than 16,000 motion picture and television titles that is an important source of recurring revenue and serves as a foundation for the growth of the Company's core businesses. The Lionsgate, Summit Entertainment and Starz brands are synonymous with original, daring, quality entertainment in markets around the world. www.lionsgate.com

***
For further information, Investors should contact:
James Marsh
310-255-3651
jmarsh@lionsgate.com

For Media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships, including those resulting from the recent acquisition of Starz; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; diversion of management’s attention from ongoing business operations and opportunities; our ability to complete the integration of Starz successfully; litigation relating to the transaction; other trends affecting the entertainment industry; and the other risk factors as set forth in Lionsgate’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Website
The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2017, which will be posted on the Company’s website at www.lionsgate.com/corporate/reports/sec-filings, when filed with the Securities and Exchange Commission.  Trending schedules containing certain financial information will also be available at www.lionsgate.com/corporate/reports.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2017	March 31, 2016
	(Unaudited, amounts in millions, except share amounts)
ASSETS
Cash and cash equivalents	$321.9	$57.7
Restricted cash	2.8	2.9
Accounts receivable, net	908.1	570.1
Program rights	261.7	—
Other current assets	195.9	236.9
Total current assets	1,690.4	867.6
Investment in films and television programs and program rights, net	1,729.5	1,457.6
Property and equipment, net	165.5	43.4
Investments	371.5	464.3
Intangible assets	2,046.7	11.4
Goodwill	2,700.5	534.8
Other assets	472.8	320.7
Deferred tax assets	20.0	134.4
Total assets	$9,196.9	$3,834.2
LIABILITIES
Accounts payable and accrued liabilities	573.0	354.9
Participations and residuals	514.9	437.3
Film obligations and production loans	367.2	663.2
Debt - short term portion	77.9	40.1
Deferred revenue	156.9	246.4
Total current liabilities	1,689.9	1,741.9
Debt	3,047.0	825.1
Participations and residuals	359.7	170.1
Film obligations and production loans	116.0	51.8
Other liabilities	50.3	22.7
Dissenting shareholders' liability	812.9	—
Deferred revenue	72.7	81.8
Deferred tax liabilities	440.2	—
Redeemable noncontrolling interest	93.8	90.5
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Class A voting common shares, no par value, 500.0 shares authorized, 81.1 shares issued (March 31, 2016 - no shares issued)	605.7	—
Class B non-voting common shares, no par value, 500.0 shares authorized, 126.4 shares issued (March 31, 2016 - no shares issued)	1,914.1	—
Common shares, no par value, no shares issued (March 31, 2016 - 146.8 shares issued)	—	885.8
Retained earnings	10.6	7.6
Accumulated other comprehensive loss	(16.0)	(43.1)
Total shareholders’ equity	2,514.4	850.3
Total liabilities and shareholders’ equity	$9,196.9	$3,834.2

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$1,256.1	$791.2	$3,201.5	$2,347.4
Expenses:
Direct operating	721.5	488.2	1,903.8	1,415.3
Distribution and marketing	285.0	233.6	806.8	661.8
General and administration	122.0	81.7	355.4	262.4
Depreciation and amortization	39.9	5.8	63.1	13.1
Restructuring and other	16.4	2.2	88.7	19.8
Total expenses	1,184.8	811.5	3,217.8	2,372.4
Operating income (loss)	71.3	(20.3)	(16.3)	(25.0)
Other expenses (income):
Interest expense
Cash interest	36.4	13.1	86.8	45.7
Interest on dissenters' liability	15.5	—	15.5	—
Discount and financing costs amortization	4.8	2.3	12.9	9.2
Total interest expense	56.7	15.4	115.2	54.9
Interest and other income	(2.7)	(0.2)	(6.4)	(1.9)
Gain on Starz investment	—	—	(20.4)	—
Loss on extinguishment of debt	12.1	—	40.4	—
Total other expenses, net	66.1	15.2	128.8	53.0
Income (loss) before equity interests and income taxes	5.2	(35.5)	(145.1)	(78.0)
Equity interests income (loss)	(0.5)	14.9	10.7	44.2
Income (loss) before income taxes	4.7	(20.6)	(134.4)	(33.8)
Income tax benefit	(56.8)	(32.1)	(148.9)	(76.5)
Net income	61.5	11.5	14.5	42.7
Less: Net (income) loss attributable to noncontrolling interest	0.1	(0.6)	0.3	7.5
Net income attributable to Lions Gate Entertainment Corp. shareholders	$61.6	$10.9	$14.8	$50.2

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net income per common share	$0.30	$0.07	$0.09	$0.34
Diluted net income per common share	$0.28	$0.07	$0.09	$0.33

Weighted average number of common shares outstanding:
Basic	204.4	148.5	165.0	148.5
Diluted	223.6	153.1	172.2	154.1

Dividends declared per common share	$—	$0.09	$0.09	$0.34

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions)
Operating Activities:
Net income	$61.5	$11.5	$14.5	$42.7
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	39.9	5.8	63.1	13.1
Amortization of films and television programs and program rights	512.1	373.8	1,414.0	1,029.1
Interest on dissenters' liability	15.5	—	15.5	—
Discount and financing costs amortization	4.8	2.3	12.9	9.2
Non-cash share-based compensation	2.5	30.5	76.9	77.9
Other non-cash items	0.6	1.4	4.3	2.0
Distribution from equity method investee	—	—	14.0	—
Gain on Starz investment	—	—	(20.4)	—
Loss on extinguishment of debt	12.1	—	40.4	—
Equity interests income	0.3	(14.9)	(10.7)	(44.2)
Deferred income taxes (benefit)	(54.1)	(30.3)	(163.4)	(85.1)
Changes in operating assets and liabilities:
Restricted cash	—	(0.3)	0.1	(0.4)
Accounts receivable, net	(141.7)	(108.2)	(83.0)	(144.9)
Investment in films and television programs and program rights, net	(432.2)	(295.1)	(1,092.0)	(1,066.4)
Other assets	1.2	(11.3)	(4.8)	(13.4)
Accounts payable and accrued liabilities	73.4	36.9	152.9	28.9
Participations and residuals	79.5	57.4	205.3	134.9
Film obligations	(6.9)	(0.5)	17.1	(30.7)
Deferred revenue	(25.7)	32.5	(98.1)	28.3
Net Cash Flows Provided By (Used In) Operating Activities	142.8	91.5	558.6	(19.0)
Investing Activities:
Investment in equity method investees and other	(7.3)	(12)	(20.6)	(16.8)
Distributions from equity method investees	0.9	—	3.1	—
Purchase of Starz, net of cash acquired of $73.5	(45.2)	—	(1,102.6)	—
Purchase of Pilgrim Media Group, net of cash acquired of $15.8	—	—	—	(126.9)
Capital expenditures	(9.5)	(4.8)	(25.2)	(18.4)
Net Cash Flows Used In Investing Activities	(61.1)	(16.8)	(1,145.3)	(162.1)
Financing Activities:
Debt - borrowings	92.0	367.5	4,002.8	629.5
Debt - repayments	(514.9)	(206.5)	(2,766.9)	(444.5)
Production loans - borrowings	65.3	63	296.0	572.6
Production loans - repayments	(9.2)	(242.6)	(632.6)	(483.1)
Repurchase of common shares	—	(73.2)	—	(73.2)
Dividends paid	—	(13.5)	(26.8)	(47.5)
Distributions to noncontrolling interest	(1.0)	—	(6.9)	—
Exercise of stock options	24.4	0.1	25.4	6.1
Tax withholding required on equity awards	(9.2)	(1.3)	(40.9)	(24.2)
Net Cash Flows Provided By (Used In) Financing Activities	(352.6)	(106.5)	850.1	135.7
Net Change In Cash And Cash Equivalents	(270.9)	(31.8)	263.4	(45.4)
Foreign Exchange Effects on Cash	(1.9)	1.2	0.8	0.4
Cash and Cash Equivalents - Beginning Of Period	594.7	88.3	57.7	102.7
Cash and Cash Equivalents - End Of Period	$321.9	$57.7	$321.9	$57.7

LIONS GATE ENTERTAINMENT CORP.

SUPPLEMENTAL FINANCIAL INFORMATION

On December 8, 2016, pursuant to the Agreement and Plan of Merger dated June 30, 2016, Lionsgate and Starz consummated the merger whereby Lionsgate acquired Starz for a combination of cash and common stock (the “Starz Merger”). Certain supplemental financial information related to this transaction is presented below:

Restructuring and Other: Restructuring and other includes restructuring and severance costs, certain transaction related costs, and certain unusual items, when applicable, and were as follows for the three months and year ended March 31, 2017 and 2016:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions)
Restructuring and other:
Severance(1)
Cash	$3.2	$0.6	$26.7	$0.6
Accelerated vesting on equity awards	—	—	2.4	—
Total severance costs	3.2	0.6	29.1	0.6
Transaction related costs(2)	4.6	0.5	44.1	14.2
Pension withdrawal costs(3)	—	—	—	2.7
Litigation and other(4)	8.6	1.1	15.5	2.3
	$16.4	$2.2	$88.7	$19.8
_______________________

(1)
Severance costs in the three months and fiscal year ended March 31, 2017 were primarily related to workforce reductions for redundancies in connection with the Starz Merger. Of the severance costs, $22.2 million is recorded as a liability and is expected to be paid by March 31, 2018.

(2)
Transaction related costs in the fiscal year ended March 31, 2017 represented primarily legal and professional fees, and other transaction related costs associated with the Starz Merger. Transaction related costs in the fiscal year ended March 31, 2016 represented professional fees associated with certain strategic transactions including, among others, the acquisition of a majority interest in Pilgrim Media Group and certain shareholder transactions.

(3)	Pension withdrawal costs in the fiscal year ended March 31, 2016 were related to an underfunded multi-employer pension plan in which the Company was no longer participating.

(4)
Litigation and other in the fiscal year ended March 31, 2017 primarily consists of litigation expenses incurred in connection with the class action lawsuits related to the Starz Merger, an arbitration award of $5.8 million and related legal expenses.

Gain on Starz Investment: Gain on Starz investment of $20.4 million in the year ended March 31, 2017 represents a gain recognized for the difference between the fair value on the date of the Starz Merger (December 8, 2016) of the Starz available-for-sale securities already owned by Lionsgate and the original cost of the Starz available-for-sale securities.

Loss on Extinguishment of Debt: Loss on extinguishment of debt of $40.4 million in the year ended March 31, 2017 related to the extinguishment of debt in connection with the Starz Merger financing in the third quarter of fiscal 2017, and the early repayment of $400.0 million in principal amount on the Term Loan B in the fourth quarter of fiscal 2017.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker. Following the Starz Merger, the Company has added a new segment from the Starz business and realigned business operations within Lionsgate and Starz under three reporting segments and made some changes in what is included and excluded from segment profit.
The Company previously had two reportable business segments, consisting of the Motion Pictures and Television Production segments. Beginning in the fiscal year ended March 31, 2017, the Company now manages and reports its operating results in three reportable business segments: (1) Motion Pictures, (2) Television Production and (3) Media Networks.
As a result, the Company has presented prior year segment data in a manner that conforms to the current fiscal year presentation (see further discussion below).
Motion Pictures consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired. As a result of the Starz Merger, beginning December 8, 2016, the Motion Pictures segment includes Starz's third-party distribution business, which is substantially the same as the Motion Pictures existing business.
Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming.
Media Networks (which was previously not a reportable segment) consists of the licensing of premium subscription video programming to U.S. multichannel video programming distributors ("MVPDs") including cable operators, satellite television providers, telecommunication companies, and online video providers, and the licensing of the Media Networks' original series programming to digital media platforms, international television networks, home entertainment and other ancillary markets. In connection with the Starz Merger, the Company moved the Lionsgate legacy start-up direct to consumer streaming services on its SVOD platforms under the Media Networks segment.
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television production produced or acquired programming reported from the Motion Pictures and Television Production segments to the Media Networks segment, and certain fees charged to the Media Networks segment by the Television Production segment for the distribution of Media Networks' original series programming in ancillary markets. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses or assets recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information by business unit is presented in the table below. The Media Networks segment reflects the Starz network business from the date of acquisition (December 8, 2016), and the Lionsgate direct to consumer streaming services on SVOD platforms for the historical periods presented.

	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions)
Segment revenues
Motion Pictures	$654.0	$542.3	$1,920.6	$1,677.4
Television Production	242.6	248.8	837.4	669.9
Media Networks	370.8	0.1	456.6	0.1
Intersegment eliminations	(11.3)	—	(13.1)	—
	$1,256.1	$791.2	$3,201.5	$2,347.4
Gross contribution
Motion Pictures	$82.8	$26.7	$237.8	$183.2
Television Production	22.4	49.6	91.9	98.7
Media Networks	155.5	(3.9)	183.6	(5.2)
Intersegment eliminations	(2.8)	—	(3.2)	—
	$257.9	$72.4	$510.1	$276.7
Segment general and administration
Motion Pictures	$30.8	$28.0	$105.3	$92.4
Television Production	9.4	8.1	32.1	23.5
Media Networks	30.7	1.7	45.0	4.8
	$70.9	$37.8	$182.4	$120.7
Segment profit (loss)
Motion Pictures	$52.0	$(1.3)	$132.5	$90.8
Television Production	13.0	41.5	59.8	75.2
Media Networks	124.8	(5.6)	138.6	(10.0)
Intersegment eliminations	(2.8)	—	(3.2)	—
Total segment profit	$187.0	$34.6	$327.7	$156.0
Corporate general and administrative expenses	(24.3)	(33.9)	(92.6)	(83.4)
Adjusted OIBDA	$162.7	$0.7	$235.1	$72.6

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth revenues and segment profit by product line for the Media Networks segment for the three months and years ended March 31, 2017 and 2016:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions)
Media Networks Revenue:
Starz Networks	$340.6	$—	$423.4	$—
Content and Other	28.9	—	30.3	—
Streaming Services(1)	1.3	0.1	2.9	0.1
	$370.8	$0.1	$456.6	$0.1
Media Networks Segment Profit:
Starz Networks	$127.3	$—	$165.9	$—
Content and Other	8.1	—	8.2	—
Streaming Services(1)	(10.6)	(5.6)	(35.5)	(10.0)
	$124.8	$(5.6)	$138.6	$(10.0)
___________________

(1)	Streaming Services represents the Lionsgate legacy start-up direct to consumer streaming service initiatives on SVOD platforms which are now included in the Media Networks segment.

LIONS GATE ENTERTAINMENT CORP.

PRO FORMA COMBINED SEGMENT INFORMATION
The following table sets forth segment information on a pro forma combined basis as if the Starz Merger and our segment reorganization occurred on April 1, 2015:

	PRO FORMA COMBINED
	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions)
Segment revenues
Motion Pictures	$654.0	$609.4	$2,040.2	$1,942.5
Television Production	242.6	251.4	843.2	677.1
Media Networks	370.8	365.6	1,458.9	1,419.4
Intersegment eliminations	(11.3)	(0.7)	(18.6)	(3.2)
	$1,256.1	$1,225.7	$4,323.7	$4,035.8
Gross contribution
Motion Pictures	$82.8	$39.0	$250.3	$214.3
Television Production	22.4	51.2	97.9	105.9
Media Networks	155.5	148.7	569.6	529.3
Intersegment eliminations	(2.8)	—	(6.9)	(1.9)
	$257.9	$238.9	$910.9	$847.6
Segment general and administration
Motion Pictures	$30.8	$36.5	$118.5	$108.6
Television Production	9.4	9.1	34.8	26.7
Media Networks	30.7	36.0	122.5	123.4
	$70.9	$81.6	$275.8	$258.7
Segment profit (loss)
Motion Pictures	$52.0	$2.5	$131.8	$105.7
Television Production	13.0	42.1	63.1	79.2
Media Networks	124.8	112.7	447.1	405.9
Intersegment eliminations	(2.8)	—	(6.9)	(1.9)
Total segment profit	$187.0	$157.3	$635.1	$588.9
Corporate general and administrative expenses	(24.3)	(29.2)	(92.3)	(84.2)
Adjusted OIBDA	$162.7	$128.1	$542.8	$504.7

NOTE: The amounts above were determined by combining the historical financial information of Lionsgate and Starz for each respective period, applying the new Lionsgate segment structure, and applying the acquisition related accounting from December 8, 2016 through March 31, 2017. However, the effects of purchase accounting are not part of the definition of segment profit, and have been excluded accordingly. In addition, the combined information does not apply any operating costs synergies. The amounts are presented for illustrative purposes and are not necessarily indicative of the combined financial results that might have been achieved for the periods had the acquisition taken place on April 1, 2015, nor are they indicative of the future combined results of Lionsgate and Starz.

LIONS GATE ENTERTAINMENT CORP.

PRO FORMA COMBINED SEGMENT INFORMATION (Continued)
The following table sets forth revenues by product line on a pro forma combined basis for the Media Networks segment for the three months and years ended March 31, 2017 and 2016:

	PRO FORMA COMBINED
	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions)
Media Networks Revenue:
Starz Networks	$340.6	$339.9	$1,374.8	$1,330.3
Content and Other	28.9	25.6	81.2	89.0
Streaming Services(1)	1.3	0.1	2.9	0.1
	$370.8	$365.6	$1,458.9	$1,419.4
Media Networks Segment Profit:
Starz Networks	$127.3	$112.5	$473.7	$400.6
Content and Other	8.1	5.7	8.9	15.3
Streaming Services(1)	(10.6)	(5.6)	(35.5)	(10.0)
	$124.8	$112.6	$447.1	$405.9
___________________

(1)	Streaming Services represents the Lionsgate legacy start-up direct to consumer streaming service initiatives on SVOD platforms which are now included in the Media Networks segment.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted stock-based compensation ("adjusted SBC"), purchase accounting and related adjustments, and restructuring and other costs.

•
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with the acquisition of Starz and Pilgrim Media Group. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.

•
Adjusted stock-based compensation represents stock-based compensation excluding immediately vested stock awards granted as part of the Company’s annual bonus program issued in lieu of cash bonuses and excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•
Restructuring and other costs would generally include restructuring costs, such as severance, contract termination, or asset impairments, transaction related costs, cost associated with certain unusual legal matters, and unusual gains and losses.

•	Purchase accounting and related adjustments represent the amortization of non-cash fair value adjustments to the assets and liabilities acquired in the acquisition of Starz and Pilgrim Media Group.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Free Cash Flow: Free cash flow is defined as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production loans, and plus or minus excess tax benefits on stock-based compensation awards if applicable. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its free cash flow when the payments are actually made.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for stock-based compensation, purchase accounting and related adjustments, restructuring and other items, loss on extinguishment of debt, cost associated with certain unusual legal matters, and unusual gains or losses, net of the tax effect of the adjustments at the applicable statutory rate and net of the impact of the adjustments on non-controlling interest.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES (Continued)

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted EPS is considered an important measure of the Company’s business operations as, similar to Adjusted OIBDA, this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measure, Adjusted OIBDA:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Amounts in millions)
Operating income (loss)	$71.3	$(20.3)	$(16.3)	$(25.0)
Adjusted depreciation and amortization(1)	9.7	4.9	22.8	11.9
Restructuring and other(2)	16.4	2.2	88.7	19.8
Adjusted share-based compensation expense(3)	27.1	8.8	77.1	56.3
Purchase accounting and related adjustments(4)	38.2	5.1	62.8	9.6
Adjusted OIBDA	$162.7	$0.7	$235.1	$72.6
___________________

(1)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in the acquisition of Starz and Pilgrim Media Group which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Amounts in millions)
Depreciation and amortization	$39.9	$5.8	$63.1	$13.1
Less: Amount included in purchase accounting and related adjustments	(30.2)	(0.9)	(40.3)	(1.2)
Adjusted depreciation and amortization	$9.7	$4.9	$22.8	$11.9

(2)
Restructuring and other includes restructuring and severance costs, certain transaction related costs, and certain unusual items, when applicable. See further detail of restructuring and other in the Supplemental Financial Information provided previously.

(3)
Adjusted share-based compensation represents share-based compensation excluding amounts related to immediately vested stock awards granted as part of the Company's annual bonus program and excludes share-based compensation included in restructuring and other. The following table reconciles share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Amounts in millions)
Share-based compensation(a)	5.1	31.0	79.5	78.5
Less:
Bonus related share-based compensation included in segment and corporate general and administrative expense(b)	22.0	(22.2)	—	(22.2)
Amount included in restructuring and other(c)	—	—	(2.4)	—
Adjusted share-based compensation	$27.1	$8.8	$77.1	$56.3
(a)During the quarter ended March 31, 2017, the Company determined it would pay its annual fiscal 2017 bonus in cash instead of immediately vested stock amounts as previously intended and accrued. Accordingly, share-based compensation for the three months ended March 31, 2017 was reduced by the reversal of stock-based compensation bonus recorded in previous periods which are now reflected as cash-based bonus expense.
(b)Adjusted OIBDA is reduced by bonus expense whether such amounts are cash-based bonuses or immediately vested stock awards granted as part of our annual bonus program. Accordingly, share-based compensation is reduced by the bonus amounts accrued in the three months and year ended March 31, 2016. For the three months ended March 31, 2017, this amount adjusts the share-based compensation to reflect share-based compensation excluding the bonus reversal discussed in footnote (a) above.
(c)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(4)
Purchase accounting and related adjustments represent the amortization of non-cash fair value adjustments to the assets and liabilities acquired in the acquisition of Starz and Pilgrim Media Group. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$6.7	$2.9	$17.5	$6.5
General and administrative expense	1.3	1.3	5.0	1.9
Depreciation and amortization	30.2	0.9	40.3	1.2
	$38.2	$5.1	$62.8	$9.6

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF PRO FORMA COMBINED OPERATING INCOME
TO PRO FORMA COMBINED ADJUSTED OIBDA

The reconciliation of pro forma combined operating income to pro forma combined Adjusted OIBDA is as follows:

	PRO FORMA COMBINED
	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions)
Operating income	$71.3	$93.9	$223.8	$356.1
Adjusted depreciation and amortization(1)	9.7	9.7	37.0	31.0
Restructuring and other(2)	16.4	2.3	123.2	19.8
Adjusted share-based compensation expense(3)	27.1	17.1	96.0	88.2
Purchase accounting and related adjustments(4)	38.2	5.1	62.8	9.6
Adjusted OIBDA	$162.7	$128.1	$542.8	$504.7
___________________

(1)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our condensed consolidated statement of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in the acquisition of Starz (for the period from December 8, 2016 through March 31, 2017) and Pilgrim Media Group which are included in the purchase accounting and related adjustments line item above.

	PRO FORMA COMBINED
	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions)
Depreciation and amortization	$39.9	$10.6	$77.3	$32.2
Less: Amount included in purchase accounting and related adjustments	(30.2)	(0.9)	(40.3)	(1.2)
Adjusted depreciation and amortization	$9.7	$9.7	$37.0	$31.0

(2)	Restructuring and other includes restructuring and severance costs, certain transaction related costs, and certain unusual items, when applicable.

(3)
Adjusted share-based compensation represents share-based compensation excluding amounts related to immediately vested stock awards granted as part of the Company's annual bonus program and excludes share-based compensation included in restructuring and other. The following table reconciles share-based compensation expense to adjusted share-based compensation expense:

	PRO FORMA COMBINED
	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions)
Share-based compensation(a)	5.1	39.3	98.4	110.4
Less:
Bonus related share-based compensation included in segment and corporate general and administrative expense(b)	22.0	(22.2)	—	(22.2)
Amount included in restructuring and other(c)	—	—	(2.4)	—
Adjusted share-based compensation	$27.1	$17.1	$96.0	$88.2

(a)During the quarter ended March 31, 2017, the Company determined it would pay its annual fiscal 2017 bonus in cash instead of immediately vested stock amounts as previously intended and accrued. Accordingly, share-based compensation for the three months ended March 31, 2017 was reduced by the reversal of stock-based compensation bonus recorded in previous periods which are now reflected as cash-based bonus expense.
(b)Adjusted OIBDA is reduced by bonus expense whether such amounts are cash-based bonuses or immediately vested stock awards granted as part of our annual bonus program. Accordingly, share-based compensation is reduced by the bonus amounts accrued in the three months and year ended March 31, 2016. For the three months ended March 31, 2017, this amount adjusts the share-based compensation to reflect share-based compensation excluding the bonus reversal discussed in footnote (a) above.
(c)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(4)
Purchase accounting and related adjustments represent the amortization of non-cash fair value adjustments to the assets and liabilities acquired in the acquisition of Starz (for the period from December 8, 2016 through March 31, 2017) and Pilgrim Media Group. The following sets forth the amounts included in each line item in the financial statements:

	PRO FORMA COMBINED
	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$6.7	$2.9	$17.5	$6.5
General and administrative expense	1.3	1.3	5.0	1.9
Depreciation and amortization	30.2	0.9	40.3	1.2
	$38.2	$5.1	$62.8	$9.6

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Amounts in millions)
Reported Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$61.6	$10.9	$14.8	$50.2
Adjusted share-based compensation expense(1)	27.1	8.8	77.1	56.3
Restructuring and other	16.4	2.2	88.7	19.8
Purchase accounting and related adjustments(2)	37.5	5.1	62.1	9.6
Gain on Starz investment	—	—	(20.4)	—
Loss on extinguishment of debt	12.1	—	40.4	—
Tax impact of above items(3)	(32.9)	(5.2)	(80.6)	(26.6)
Noncontrolling interest impact of above items	(1.5)	(1.9)	(8.0)	(11.3)
Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$120.3	$19.9	$174.1	$98.0

Reported Basic EPS	$0.30	$0.07	$0.09	$0.34
Impact of adjustments on basic earnings (loss) per share	0.29	0.06	0.97	0.32
Adjusted Basic EPS	$0.59	$0.13	$1.06	$0.66

Reported Diluted EPS	$0.28	$0.07	$0.09	$0.33
Impact of adjustments on diluted earnings (loss) per share	0.26	0.06	0.90	0.31
Adjusted Diluted EPS(4)	$0.54	$0.13	$0.99	$0.64

Adjusted weighted average number of common shares outstanding:
Basic	204.4	148.5	165.0	148.5
Diluted	223.6	153.1	177.5	158.1
_________________________

(1)
Represents share-based compensation expense excluding amounts attributable to bonus awards and excluding amounts related to severance awards included in restructuring and other. See the table under footnote (3) to the reconciliation of operating income to Adjusted OIBDA for a reconciliation of share-based compensation expense to adjusted share-based compensation expense.

(2)	Represents the amounts included in Adjusted OIBDA net of interest income on the amortization of non-cash fair value adjustments to capital lease obligations acquired in the acquisition of Starz.

(3)	Represents the tax impact of the adjustments to net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, calculated using the statutory tax rate applicable to each adjustment.

(4)
Adjusted diluted net income attributable to Lions Gate Entertainment Corp. shareholders for diluted EPS includes the add-back of interest expense on the convertible notes, net of tax assuming conversion of the notes at the beginning of each period presented when dilutive.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
TO FREE CASH FLOW

	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities	$142.8	$91.5	$558.6	$(19.0)
Capital expenditures	(9.5)	(4.8)	(25.2)	(18.4)
Net borrowings under and (repayment) of production loans	56.1	(179.6)	(336.6)	89.5
Free Cash Flow, as defined	$189.4	$(92.9)	$196.8	$52.1